Exhibit 10.1

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                           FOR NON-EMPLOYEE DIRECTORS

                         UNDER THE MOLDFLOW CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN


Name of Grantee:  _______________________________
Number of RSUs Granted:  ________________________
Grant Date:  ____________________________________


     1. Award. Pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Moldflow Corporation (the "Company") hereby grants to the Grantee named above the number of Restricted Stock Units ("RSUs") specified above. This Award represents a promise to pay out to the Grantee at a future date, subject to the restrictions and conditions set forth herein and in the Plan, a number of shares of common stock, par value $.01 per share (the "Stock") of the Company equal to the number of vested RSUs.

     2. Restrictions and Conditions.

(a) The RSUs are subject to restrictions as set forth herein and in the Plan.

(b) RSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

     3. Vesting of RSUs. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a Director of the Company on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of RSUs specified as vested on such date.

                Number of
              Shares Vested                                 Vesting Date
              ------ (---%)                             --------------------
              ------ (---%)                             --------------------
              ------ (---%)                             -------------------
         Subsequent to such Vesting Date or Dates, the shares of RSUs on which all restrictions and conditions have lapsed shall no longer be deemed restricted and shall be considered vested.
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     4.  Timing and Form of Payout.  The vested RSUs will be paid out in full in the form of shares of Stock within 30 days after the Grantee retires or otherwise terminates his service as a Director of the Company.

     5. Voting Rights and Dividends. Until such time as the RSUs are paid out in shares of Stock, the Grantee shall not have voting rights. However, all dividends and other distributions paid with respect to the RSUs shall accrue and shall be converted to additional RSUs based on the closing price of the Stock on the dividend distribution date. Such additional RSUs shall be subject to the same restrictions on transferability as are the RSUs with respect to which they were paid.

     6. Change of Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control (as defined in the Plan) of the Company prior to the payout of shares of Stock pursuant to Paragraph 4, all vested and unvested RSUs not yet paid out shall be immediately paid out to the Grantee in the form of shares of Stock.

     7. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     8. Beneficiary Designation. The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

     9. Continuation of Service as Director. This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Grantee's service at any time.

     10. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

     11. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

     12. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.


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     13.  Governing Law. This  Agreement  shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the Commonwealth of Massachusetts and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of Boston, Massachusetts. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the Commonwealth of Massachusetts.

                    MOLDFLOW CORPORATION



                    By:  ____________________________________________________
                    Title


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.



Dated:                              _________________________________________
        ------------------------
                                    Grantee's Signature

                                    Grantee's name and address:

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